Exhibit 99.1

JATT Acquisition Corp Shareholders Approve
Proposed Business Combination with Zura Bio Limited

London, UK – March 16, 2023 – JATT Acquisition Corp (NYSE: JATT) (“JATT”), a publicly traded special purpose acquisition company, today announced that its shareholders voted to approve its proposed business combination with Zura Bio Limited (“Zura”), a clinical-stage biotechnology company.

At the extraordinary general meeting of JATT’s shareholders, a total of 4,907,863 ordinary shares, or 95.5% of JATT’s issued and outstanding ordinary shares as of February 16, 2023, the record date of the extraordinary general meeting, were present either in person or represented by proxy. Holders of 4,903,764 ordinary shares, or 99.9% of the votes cast at the meeting, voted in favor the business combination.

At the closing of the business combination, which is expected to occur on March 20, 2023, after all closing conditions are satisfied or waived, the ordinary shares and warrants of the combined company are anticipated to begin trading on the Nasdaq Stock Market on March 21, 2023 under the new ticker symbols, “ZURA” and “ZURAW”, respectively.

The formal results of the vote will be included in a Current Report on Form 8-K to be filed by JATT with the Securities and Exchange Commission (the “SEC”).

Important Information

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in connection with the business combination, or determined if the Form S-4 is accurate or adequate.

About Zura

Zura is a clinical-stage biotechnology company advancing two primary assets, including ZB-168 in Alopecia Areata and other inflammatory diseases and torudokimab in both chronic obstructive pulmonary disease (COPD) and asthma. ZB-168 is an anti IL7R α inhibitor that has the potential to impact diseases driven by IL7 and TSLP biological pathways. Zura aims to develop a portfolio of therapeutic indications for ZB-168, and is focused on demonstrating its efficacy, safety, dosing convenience and mechanism of action, initially in Alopecia Areata (AA). This will build on Phase 1b data in Type 1 Diabetes demonstrating a favourable safety profile and strong biological rationale. Torudokimab is a fully human, high affinity monoclonal antibody that neutralizes IL33 and is currently at Phase 2 clinical development stage. IL33 is a validated drug target in both COPD and asthma. Zura is headquartered in London, UK.

About JATT

JATT is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The focus of the team is to pursue a business combination within the life sciences and biotechnology sectors. Management is led by Dr. Someit Sidhu, Chairman and Chief Executive Officer, and Verender S. Badial, Chief Financial Officer.

Additional information and Where to Find It

In connection with the proposed business combination, on August 22, 2022, JATT filed a registration statement on Form S-4 (the "Form S-4") with the SEC. The Form S-4, as amended from time to time, includes a proxy statement of JATT and a prospectus of Zura, referred to as a proxy statement/prospectus. The proxy statement/prospectus was sent to all JATT shareholders. Additionally, JATT will file other relevant materials with the SEC in connection with the proposed business combination. Copies of the Form S-4, the proxy statement/prospectus and all other relevant materials filed or that will be filed with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. Before making any voting or investment decision, investors and security holders of JATT are urged to read the Form S-4, the proxy statement/prospectus and all other relevant materials filed or that will be filed with the SEC in connection with the proposed business combination because they will contain important information about the proposed business combination and the parties to the proposed business combination.

Participants in Solicitation

JATT, Zura and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of JATT's shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of JATT's directors and officers in JATT's filings with the SEC, including JATT's initial public offering prospectus, which was filed with the SEC on July 14, 2021, JATT's subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and the Form S-4. To the extent that holdings of JATT's securities by JATT's insiders have changed from the amounts reported therein, any such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to JATT's shareholders in connection with the business combination are included in the proxy statement/prospectus relating to the proposed business combination. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This communication shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of JATT or Zura, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination between JATT and Zura. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predict," "potential," "continue," "strategy," "future," "opportunity," "would," "seem," "seek," "outlook" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements include, without limitation, Zura's and JATT's expectations with respect to anticipated financial impacts of the proposed business combination, the satisfaction of closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of JATT's Form 10-K and initial public offering prospectus, and its subsequent quarterly reports on Form 10-Q. In addition, there will be risks and uncertainties described in the Form S-4 and other documents filed by JATT from time to time with the SEC. These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside Zura's and JATT's control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against JATT or Zura following the announcement of the proposed business combination; (2) the inability to complete the proposed business combination, including due to the inability to concurrently close the business combination and related transactions, including the private placement of ordinary shares; (3) the risk that the proposed business combination may not be completed by JATT's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by JATT; (4) the failure to satisfy the conditions to the consummation of the proposed business combination, including the satisfaction of the minimum cash requirement following any redemptions by JATT's public shareholders and the receipt of certain governmental and regulatory approvals; (5) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the proposed business combination; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (7) volatility in the price of JATT's or the combined company’s securities; (8) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (9) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (10) costs related to the proposed business combination; (11) changes in the applicable laws or regulations; (12) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (13) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Zura operates; (14) the impact of the global COVID-19 pandemic; (15) the potential inability of the combined company to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (16) the enforceability of Zura's intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (17) other risks and uncertainties described in JATT's annual report on Form 10-K, its initial public offering prospectus, and its subsequent quarterly reports on Form 10-Q and described in the Form S-4 and other documents to be filed by JATT from time to time with the SEC. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. Zura and JATT caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Neither Zura nor JATT gives any assurance that Zura or JATT will achieve its expectations. None of Zura or JATT undertakes or accepts any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

JATT Acquisition Corp:

Verender S. Badial

Chief Financial Officer

Email: info@jattacquisition.com

Website: www.jattacquisition.com

Zura Bio Limited:

Kimberly Ann Davis

General Counsel

Email: info@zurabio.com

Website: www.zurabio.com

Media:

Triquartista Consulting

Chris Wilson

Email: chris@trequartistaconsulting.com